As filed with the Securities and Exchange Commission, via EDGAR, on October 31, 2000
                                                      Registration No. 33-58029

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ADVANTA CORP.

             (Exact name of Registrant as specified in its charter)

     Delaware                                            23-1462070
(State or other jurisdiction               (I.R.S. Employer Identification No.)
   of incorporation or
    organization)

             Welsh & McKean Roads, Spring House, Pennsylvania 19477

               (Address of principal executive offices) (Zip Code)

            ADVANTA MANAGEMENT INCENTIVE PLAN WITH STOCK ELECTION IV

                            (Full title of the plan)

                            Elizabeth H. Mai, Esquire
              Senior Vice President, Secretary and General Counsel
                                  Advanta Corp.
                              Welsh & McKean Roads
                        Spring House, Pennsylvania 19477

                     (Name and address of agent for service)

                                 (215) 444-5920

          (Telephone number, including area code, of agent for service)

                  This amendment is filed by the registrant, Advanta Corp. ("Advanta"), to remove from registration all of the shares of Class B Common Stock, $.01 par value, of Advanta not previously issued under the Registration Statement on Form S-8 (No. 33-58029) and to terminate said Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Lower Gwynedd Township, Montgomery County, Commonwealth of Pennsylvania, on this 31st day of October, 2000.

                                      Advanta Corp.


                                      By:       /s/ William A. Rosoff
                                          -------------------------------------
                                            Name:    William A. Rosoff
                                            Title:   President and
                                                     Vice Chairman of the Board


         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed by the following persons in the capacities and on October 31, 2000.

Name                                                Title
----                                                -----
 /s/ Dennis Alter                                   Chairman of the Board and Chief Executive
-------------------------------------------         Officer (Principal Executive Officer)
Dennis Alter


 /s/ William A. Rosoff                              President and Vice Chairman of the Board
---------------------------------------
William A. Rosoff


 /s/ Philip M. Browne                               Senior Vice President and Chief Financial
------------------------------------------          Officer (Principal Financial Officer)
Philip M. Browne


 /s/ James L. Shreero                               Vice President and Chief Accounting
-----------------------------------------           Officer (Principal Accounting Officer)
James L. Shreero

Name                                                Title
----                                                -----
 /s/ Arthur P. Bellis                                Director
------------------------------------------
Arthur P. Bellis


 /s/ Max Botel                                      Director
------------------------------------------
Max Botel


 /s/ William C. Dunkelberg                          Director
------------------------------------------
William C. Dunkelberg


 /s/ Dana Becker Dunn                               Director
------------------------------------------
Dana Becker Dunn


 /s/ Robert C. Hall                                 Director
------------------------------------------
Robert C. Hall


 /s/ James E. Ksansnak                              Director
------------------------------------------
James E. Ksansnak


 /s/ Ronald Lubner                                  Director
------------------------------------------
Ronald Lubner


 /s/ Olaf Olafsson                                  Director
------------------------------------------
Olaf Olafsson


 /s/ Michael Stolper                                Director
-----------------------------------------
 Michael Stolper